77Q1(d)(1)
Amended and Restated Master Distribution and Individual Shareholder
Services Plan (C Class), effective as of March 1, 2010 (filed electronically as Exhibit (m)(1) to Post-Effective Amendment
No. 47 to the Registration Statement of the Registrant on
February 8, 2010, File No. 2-82734, and incorporated herein
by reference).

77Q1(d)(2)
Amended and Restated Master Distribution and Individual Shareholder
Services Plan (A Class), effective as of March 1, 2010 (filed electronically as Exhibit (m) (2) to Post-Effective Amendment
No. 47 to the Registration Statement of the Registrant on
February 8, 2010, File No. 2-82734, and incorporated herein
by reference).

77Q1(d)(3)
Amended and Restated Multiple Class Plan, effective as of
March 1, 2010 (filed electronically as Exhibit (n) to
Post-Effective Amendment No. 47 to the Registration Statement
of the Registrant on February 8, 2010, File No. 2-82734, and
incorporated herein by reference).